Exhibit 99.1

  Eagle Broadband Inks Distribution Agreement with General Dynamics for Global, Satellite-Based Voice and Data Communications Services

    LEAGUE CITY, Texas--(BUSINESS WIRE)--Oct. 28, 2003--

       5-Year Agreement Will Make Lower Cost, Non-Line-of-Sight
 Communications Technology Available to Government, Military, Homeland
               Security & Emergency Management Customers

    Eagle Broadband, Inc. (AMEX:EAG), a leading supplier of broadband and communications products, services and content, announced today that General Dynamics Decision Systems, a business unit of General Dynamics (NYSE:GD), has signed a distribution agreement to sell and support Eagle's breakthrough Orb'Phone Exchange communications platform to customers in the U.S. Department of Defense (DOD), General Services Administration (GSA), Defense Information Systems Agency
(DISA), and other U.S. and foreign government agencies.

    First of Its Kind, Exclusive Capabilities

    As the first and only technology permitting the use of Iridium(R) satellite service in non-line-of-sight applications, the Orb'Phone Exchange enables customers to quickly and easily make critical communications services available to its end users operating in the most demanding environments. The technology allows connectivity to the Iridium(R) network to provide worldwide coverage that can greatly enhance user productivity, mobility, problem solving, field-to-headquarters collaboration, and emergency backup/response for a wide range of mission-critical and everyday communications applications.

    Agreement Focused on Meeting Customer Needs

    Under the terms of the agreement, General Dynamics will have distribution rights for Eagle's exclusive Orb'Phone Exchange system to government and military markets in the United States and the United Kingdom. The Orb'Phone Exchange platform utilizes the Iridium(R) satellite network to deliver truly global, satellite-based voice and data services for multiple concurrent users in non-line-of-sight environments such as within buildings, in obstructed areas, under ground, or aboard in-flight aircraft. The product is ideally suited for areas where voice and data communication service is not traditionally available and mobility, flexibility, and reliability are essential.
    "The Orb'Phone Exchange has the potential to solve a variety of communications challenges faced by many of our government and military customers," said John Weidman, a senior director at General Dynamics Decision Systems. "We intend to work closely with Eagle Broadband to provide the widest possible deployment within our markets."
    "We are delighted that General Dynamics selected the Orb'Phone Exchange as its preferred, satellite-based, non-line-of-sight communications solution," said Dave Weisman, chief executive officer, Eagle Broadband. "By joining forces with General Dynamics, we can offer customers a more comprehensive communications solution. We look forward to working closely with General Dynamics to assist the company in solving its customers' critical communications challenges."

    Wide Range of High Value Applications

    Applications and markets for the Orb'Phone Exchange include:

    -- Ensuring continuous communications capabilities and position information for small aircraft and highly mobile teams of individuals.

    --  Battlefield and forward-area communications.

    -- Emergency management and first responder interaction under emergency conditions.

    -- In-building and below-deck extension of the suite of Iridium(R) voice and data capabilities.

    --  Multi-site voice and data communications back-up.

    About Eagle Broadband

    Eagle Broadband, Inc., is a leading provider of broadband, communications and enterprise management products and services. Eagle's exclusive "four-play" suite of very high-speed Internet, cable-style television, voice and security monitoring Bundled Digital Services (BDS(SM)), HDTV-ready multimedia set-top boxes, and turnkey suite of financing, design, deployment and operational services enables municipalities, real estate developers, hotels, multi-tenant owners and service providers to deliver exceptional value, state-of-the-art entertainment and communications choices and single-bill convenience to their residential and business customers. Eagle has extensive "last mile" cable and fiber installation capabilities and provides complete IT business integration and enterprise management solutions including network security, intrusion detection, anti-virus, managed firewall and content filtering to Fortune 1000 companies. Eagle also markets the Orb'Phone Exchange non-line-of-sight communications system that provides true, "total" global voice, data and Internet communications services through the Iridium(R) Satellite constellation to Fortune 1000 enterprises, commercial aviation, government, the military and homeland security customers. The company is headquartered in League City, Texas, south of Houston, near the NASA Johnson Space Center. For more information, please visit www.eaglebroadband.com or call 281-538-6000.

    Forward-looking statements in this release regarding Eagle Broadband, Inc., and its subsidiaries are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, continued acceptance of the company's products, increased levels of competition, new products and technological changes, the company's dependence upon third-party suppliers, intellectual property rights, and other risks detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.


    CONTACT: Eagle Broadband, League City
             Investor Relations
             Clareen O'Quinn, 800-628-3910 or 281-538-6000
             coquinn@egbb.com
             or
             CWR & Partners
             Ronnie Welch, 508-222-4802
             ronnie@cwrpartners.com